EXHIBIT 99.1
                                 SPACEDEV, INC.
                                      PROXY
                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                                    DIRECTORS

     The undersigned, a shareholder of SpaceDev, Inc., a Colorado corporation, hereby appoints JAMES W. BENSON and RICHARD B. SLANSKY, or either of them, the proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote for the undersigned all the shares of SpaceDev, Inc. Common Stock held of record on December 9, 2005, by the undersigned at the Special Meeting of Shareholders to be held on January 30, 2006 or any adjournment or postponement thereof as follows on the reverse side of this proxy card. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the Joint Proxy Statement / Prospectus accompanying such Notice, revokes any proxy or proxies heretofore given to vote upon or act with respect to the undersigned's shares and hereby ratifies and confirms all that the proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

YOUR VOTE IS IMPORTANT. THEREFORE, YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY.

              (CONTINUED AND TO BE DATED AND SIGNED ON OTHER SIDE)
              ----------------------------------------------------



                                    PAGE

                                VOTE BY INTERNET

SPACEDEV, INC.

     -  You  can  vote  your  shares  electronically  through  the  internet.

     -  This  eliminates  the  need  to  return  the  proxy  card.

     - Your electronic vote authorizes the named proxy to vote your shares in the same manner as if you marked, signed dated and returned the proxy card.

TO VOTE YOUR PROXY BY MAIL

Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.

TO VOTE  YOUR PROXY BY  INTERNET
www.continentalstock.com

Have your proxy card in hand when you access the above website. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

          PLEASE DO NOT RETURN THE ABOVE CARD IF VOTED ELECTRONICALLY

     PLEASE  MARK  YOUR  VOTES  AS  IN  THIS  EXAMPLE  USING  DARK  INK  ONLY.

THE  BOARD  OF  DIRECTORS  RECOMMENDS  THAT YOU VOTE "FOR" EACH OF THE PROPOSALS
LISTED BELOW. IF NO DIRECTION IS INDICATED FOR ANY OF THE PROPOSALS LISTED BELOW, THIS PROXY WILL BE VOTED "FOR" EACH OF THOSE PROPOSALS.
                                        .
1. To adopt and approve the Agreement and Plan of Merger and Reorganization (referred to as the merger agreement) dated as of October 24, 2005 among Starsys Research Corporation ("Starsys"), SpaceDev, Inc. ("SpaceDev"), Monoceros Acquisition Corp., a wholly owned subsidiary of SpaceDev, and certain other parties, and to approve the merger contemplated thereby and the issuance and reservation for issuance of shares of SpaceDev common stock to Starsys shareholders pursuant to the merger agreement.


[  ]       FOR              [  ]  AGAINST                  [  ]  ABSTAIN


2. To approve amendments to the SpaceDev 2004 Equity Incentive Plan: (1) to increase by 3,000,000 shares of common stock the number of authorized shares under the plan; (2) to add per person annual share award limits; and (3) to clarify the limitation on the number of shares which may be issued as incentive stock options.


[  ]       FOR              [  ]  AGAINST                  [  ]  ABSTAIN


3. To approve an amendment to SpaceDev's Articles of Incorporation to increase the number of authorized shares of common stock by 50,000,000 shares.


[  ]       FOR              [  ]  AGAINST                  [  ]  ABSTAIN


4. To give to SpaceDev's board of directors discretionary authority to sell more than 20% of SpaceDev's common stock (or securities convertible into or exercisable for common stock) in one or more private financings.


[  ]       FOR              [  ]  AGAINST                  [  ]  ABSTAIN

Date:  ___________,  2006


--------------------------------   ---------------------------------------------
Signature  (title,  if  any)       Signature,  if  held  jointly

Please sign exactly as your name or names appear on this Proxy, when shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such if the signer is a corporation please sign full corporate name by duly authorized officer, giving full title as such if signer is a partnership, please sign in partnership name by authorized person.


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